SUB-ITEM 77 Q1(e)

                                AMENDMENT NO. 13

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of June 6, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds (Invesco Investment Securities Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to (i) reduce permanently the advisory fee payable by Invesco U.S. Government Fund, effective June 6, 2011, and (ii) remove the following series portfolios: Invesco Core Bond Fund, Invesco Income Fund, Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Government Securities Fund, Invesco Van Kampen High Yield Fund and Invesco Van Kampen Limited Duration Fund;

     NOW, THEREFORE, the parties agree that:

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                             EFFECTIVE DATE OF ADVISORY AGREEMENT
--------------------------------------   ------------------------------------
Invesco Dynamics Fund                    April 30, 2008
Invesco Global Real Estate Fund          April 29, 2005
Invesco High Yield Fund                  June 1, 2000
Invesco Limited Maturity Treasury Fund   June 1, 2000
Invesco Money Market Fund                June 1, 2000
Invesco Municipal Bond Fund              June 1, 2000
Invesco Real Estate Fund                 October 29, 2003
Invesco Short Term Bond Fund             August 29, 2002
Invesco U.S. Government Fund             June 1, 2000
Invesco High Yield Securities Fund       February 12, 2010
Invesco Van Kampen Corporate Bond Fund   February 12, 2010

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             INVESCO DYNAMICS FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $350 million          0.60%
Next $350 million           0.55%
Next $1.3 billion           0.50%
Next $2 billion             0.45%
Next $2 billion             0.40%
Next $2 billion            0.375%
Over $8 billion             0.35%

                        INVESCO GLOBAL REAL ESTATE FUND
                            INVESCO REAL ESTATE FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $250 million          0.75%
Next $250 million           0.74%
Next $500 million           0.73%
Next $1.5 billion           0.72%
Next $2.5 billion           0.71%
Next $2.5 billion           0.70%
Next $2.5 billion           0.69%
Over $10 billion            0.68%

                            INVESCO HIGH YIELD FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $200 million         0.625%
Next $300 million           0.55%
Next $500 million           0.50%
Over $1 billion             0.45%

                          INVESCO MUNICIPAL BOND FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $200 million          0.50%
Next $300 million           0.40%
Next $500 million           0.35%
Over $1 billion             0.30%

                     INVESCO LIMITED MATURITY TREASURY FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $500 million          0.20%
Over $500 million          0.175%

                           INVESCO MONEY MARKET FUND

NET ASSETS         ANNUAL RATE
----------------   ------------
First $1 billion          0.40%
Over $1 billion           0.35%

                          INVESCO SHORT TERM BOND FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $500 million         0.350%
Next $500 million          0.325%
Next $1.5 billion          0.300%
Next $2.5 billion          0.290%
Over $5 billion            0.280%

                       INVESCO HIGH YIELD SECURITIES FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $500 million          0.42%
Next $250 million          0.345%
Next $250 million          0.295%
Next $1 billion             0.27%
Next $1 billion            0.245%
Over $3 billion             0.22%

                          INVESCO U.S. GOVERNMENT FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $200 million          0.50%
Next $300 million           0.40%
Next $500 million           0.35%
Next $19.5 billion          0.30%
Over $20.5 billion          0.24%

                     INVESCO VAN KAMPEN CORPORATE BOND FUND

NET ASSETS           ANNUAL RATE
------------------   ------------
First $500 million          0.42%
Next $750 million           0.35%
Over $1.25 billion        0.22%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                 AIM INVESTMENT SECURITIES FUNDS
                                           (INVESCO INVESTMENT SECURITIES FUNDS)

Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        ------------------------------         ------------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.

Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        ------------------------------         ------------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)